Exhibit 10.2

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), is made and entered into as of February 22, 2024, by and among L Catterton Asia Acquisition Corp, a Cayman Islands exempted company (“SPAC”), Lotus Technology Inc., a Cayman Islands exempted company (the “Company”), Continental Stock Transfer & Trust Company, a New York corporation (the “Predecessor Warrant Agent”), and Equiniti Trust Company, LLC, a New York limited liability trust company (the “Successor Warrant Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Warrant Agreement (as defined below) (and if such term is not defined in the Warrant Agreement, then the Merger Agreement (as defined below)).

WHEREAS, SPAC and the Predecessor Warrant Agent are parties to that certain Warrant Agreement, dated March 10, 2021 (as amended, including without limitation by this Agreement, the “Warrant Agreement”), pursuant to which the Predecessor Warrant Agent agreed to act as SPAC’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares of SPAC issued in SPAC’s initial public offering (“IPO”) (the “Public Warrants”), (ii) warrants to purchase ordinary shares of SPAC acquired by LCA Acquisition Sponsor, LP (the “Sponsor”), in a private placement concurrent with IPO (the “Private Placement Warrants”), and (iii) warrants to purchase ordinary shares issuable to the Sponsor or an affiliate of the Sponsor or certain officers and directors of SPAC upon conversion of up to $1,500,000 of working capital loans (the “Working Capital Warrants”, and together with the Public Warrants and the Private Placement Warrants, in each case, as amended, including without limitation by this Agreement, the “Warrants”);

WHEREAS, on January 31, 2023, (i) SPAC, (ii) the Company, (iii) Lotus Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and (iv) Lotus EV Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), entered into an agreement and plan of merger (the “Original Merger Agreement”);

WHEREAS, on October 11, 2023, the parties to the Original Merger Agreement entered into the First Amended and Restated Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which the Original Merger Agreement was amended and restated in its entirety to provide, among other things, (i) that each applicable SPAC Shareholder (other than the Founder Shareholders) immediately prior to the First Effective Time shall receive Company ADSs (as defined below) in lieu of Company Ordinary Shares (as defined below) in the Mergers, and (ii) that the Company shall establish a sponsored ADS Facility for the purpose of issuing the Company ADSs;

WHEREAS, pursuant to the Merger Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters and subject to the terms and conditions thereof, (a) Merger Sub 1 will merge with and into SPAC (the “First Merger”), with SPAC being the surviving entity, and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, SPAC, in its capacity as the surviving entity of the First Merger, will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, collectively, the “Mergers”), with Merger Sub 2 being the surviving entity, and as a result of which, among other matters, (i) Merger Sub 2, in its capacity as the surviving entity of the Second Merger, shall remain a wholly-owned Subsidiary of the Company, (ii) each SPAC Class A Ordinary Share (which includes each SPAC Class A Ordinary Share (A) issued in connection with the SPAC Class B Conversion and (B) held as a result of the Unit Separation) immediately prior to the effective time of the First Merger (the “First Effective Time”) (other than any SPAC Shares owned by SPAC as treasury shares or owned by any direct or indirect Subsidiary of SPAC immediately prior to the First Effective Time, Redeeming SPAC Shares, Dissenting SPAC Shares or any SPAC Shares held by the Founder Shareholders) shall automatically be cancelled and cease to exist in exchange for the right to receive one American depositary share of the Company duly and validly issued against the deposit of one underlying ordinary share of the Company, par value $0.00001 per share (together with any other securities of the Company or any successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities, the “Company Ordinary Shares”) deposited with the Depositary Bank in accordance with the Deposit Agreement (the “Company ADSs”), and (iii) each SPAC Class A Ordinary Share issued and outstanding immediately prior to the First Effective Time held by the Founder Shareholders shall automatically be cancelled and cease to exist in exchange for the right to receive one Company Ordinary Share, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of applicable law;

WHEREAS, upon consummation of the Mergers, as provided in the Merger Agreement and Section 4.5 of the Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for SPAC Ordinary Shares (as defined in the Merger Agreement) but instead will be exercisable (subject to the terms and conditions of the Warrant Agreement as amended hereby) for the same number of Company Ordinary Shares in the form of Company ADSs at the same exercise price per share;

WHEREAS, the Company Ordinary Shares in the form of Company ADSs constitute an Alternative Issuance as defined in said Section 4.5 of the Warrant Agreement;

WHEREAS, all references to “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall mean the Company Ordinary Shares in the form of Company ADSs;

WHEREAS, the board of directors of SPAC has determined that the consummation of the transactions contemplated by the Merger Agreement will constitute a Business Combination (as defined in the Warrant Agreement);

WHEREAS, in connection with the Mergers, SPAC desires to assign all of its right, title and interest in the Warrant Agreement to the Company, and the Company wishes to accept such assignment and assume all the liabilities and obligations of SPAC under the Warrant Agreement with the same force and effect as if the Company were initially a party to the Warrant Agreement;

WHEREAS, SPAC, the Company and the Predecessor Warrant Agent also desire to amend the Warrant Agreement to appoint the Successor Warrant Agent as the Warrant Agent under the Warrant Agreement and the Successor Warrant Agent wishes to accept such appointment; and

WHEREAS, Section 9.8 of the Warrant Agreement provides that SPAC and the Warrant Agent may amend the Warrant Agreement without the consent of any Registered Holders as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interests of the Registered Holders under the Warrant Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1	Assignment and Assumption.

(a).	SPAC hereby assigns to the Company all of SPAC’s right, title and interest in and to the Warrant Agreement and the Warrants (each as amended hereby) as of the Effective Time. The Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Warrant Agreement and the Warrants (each as amended hereby) arising from and after the Effective Time with the same force and effect as if the Company were initially a party to the Warrant Agreement.

(b).	The Predecessor Warrant Agent hereby assigns to the Successor Warrant Agent all of the Predecessor Warrant Agent’s right, title and interest in and to the Warrant Agreement and the Warrants (each as amended hereby) as of the Effective Time. The Successor Warrant Agent hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Predecessor Warrant Agent’s liabilities and obligations under the Warrant Agreement and the Warrants (each as amended hereby) arising from and after the Effective Time with the same force and effect as if the Successor Warrant Agent were initially a party to the Warrant Agreement.

1.2	Consent.

(a).	The Successor Warrant Agent hereby consents to (i) the assignment of the Warrant Agreement and the Warrants (each as amended hereby) by SPAC to the Company pursuant to Section 1.1(a) and the assumption of the Warrant Agreement and the Warrants (each as amended hereby) by the Company from SPAC pursuant to Section 1.1(a), in each case effective as of the Effective Time, and (ii) the continuation of the Warrant Agreement and Warrants, in full force and effect from and after the Effective Time, subject at all times to the Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement and this Agreement.

(b).	The Company hereby consents to (i) the assignment of the Warrant Agreement and the Warrants (each as amended hereby) by the Predecessor Warrant Agent to the Successor Warrant Agent pursuant to Section 1.1(b) and the assumption of the Warrant Agreement and the Warrants (each as amended hereby) by the Successor Warrant Agent from the Predecessor Warrant Agent pursuant to Section 1.1(b), in each case effective as of the Effective Time, and (ii) the continuation of the Warrant Agreement and Warrants, in full force and effect from the Effective Time, subject at all times to the Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement and this Agreement.

2.	Amendment of Warrant Agreement. The parties hereto hereby agree to the following amendments to the Warrant Agreement as provided in this Section 2 effective from the Effective Time, and acknowledge and agree that the amendments to the Warrant Agreement set forth in this Section 2 (i) are necessary and desirable and do not adversely affect the rights of the Registered Holders under the Warrant Agreement and (ii) are to provide for the delivery of Alternative Issuance pursuant to Section 4.5 of the Warrant Agreement (in connection with the Mergers and the transactions contemplated by the Merger Agreement).

2.1	Preamble and References to the “Company”. The preamble of the Warrant Agreement is hereby amended by deleting “L Catterton Asia Acquisition Corp” and replacing it with “Lotus Technology Inc.”. As a result thereof, all references to the “Company” in the Warrant Agreement (including all exhibits thereto) shall be amended such that they refer to the Company rather than SPAC.

2.2	Recitals. The recitals on pages one and two of the Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on March 10, 2021, L Catterton Asia Acquisition Corp. (“LCAA”) entered into that certain Private Placement Warrants Purchase Agreement with LCA Acquisition Sponsor, LP, a Cayman Islands exempted limited partnership (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 5,000,000 warrants (or up to 5,500,000 warrants if the Over-allotment Option (as defined below) in connection with the Offering (as defined below) is exercised in full) simultaneously with the closing of the Offering (and the closing of the Over-allotment Option, if applicable) bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant; and

WHEREAS, in order to finance LCAA’s transaction costs in connection with an intended initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses, the Sponsor or an affiliate of the Sponsor or certain of LCAA’s officers and directors could, but were not obligated to, loan LCAA funds as LCAA required, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant (the “Working Capital Warrants”); and

WHEREAS, LCAA consummated an initial public offering (the “Offering”) of units of LCAA’s equity securities, each such unit comprised of one Class A ordinary share and one-third of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered up to 9,583,333 warrants (including up to 1,250,000 warrants subject to the Over-allotment Option) to public investors in the Public Offering (the “Public Warrants” and together with the Private Placement Warrants and Working Capital Warrants, the “LCAA Warrants”). Each whole LCAA Warrant entitles the holder thereof to purchase one Class A ordinary share of LCAA for $11.50 per share, subject to adjustment. Only whole warrants are exercisable; and

WHEREAS, LCAA has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-253334 and a prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, and the Public Warrants and the Class A ordinary shares included in the Units; and

WHEREAS, on January 31, 2023, (i) LCAA, (ii) the Company, (iii) Lotus Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and (iv) Lotus EV Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), entered into that certain Agreement and Plan of Merger (the “Original Merger Agreement”);

WHEREAS, on October 11, 2023, the parties to the Original Merger Agreement entered into the First Amended and Restated Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which the Original Merger Agreement was amended and restated in its entirety to provide, among other things, that all Class A ordinary shares of LCAA (other than the Class A ordinary shares of LCAA held by the Founder Shareholders (as defined in the Merger Agreement)) shall be exchanged for the right to receive American depositary shares of the Company duly and validly issued against the deposit of the underlying ordinary shares, par value $0.00001 per share, of the Company (“Company Ordinary Shares”) deposited with the Depositary Bank (as defined in the Merger Agreement) in accordance with the Deposit Agreement (as defined in the Merger Agreement) (“Company ADSs”);

WHEREAS, pursuant to the Merger Agreement and Section 4.5 of this Agreement, immediately after the First Effective Time (as defined in the Merger Agreement), each of the issued and outstanding LCAA Warrants will no longer be exercisable for Class A ordinary share of LCAA but instead will become exercisable (subject to the terms and conditions of this Agreement) for Company Ordinary Shares in the form of Company ADSs (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3	Detachability of Warrants. Section 2.4 of the Warrant Agreement is hereby deleted and replaced with the following: “[INTENTIONALLY OMITTED]”

2.4	References to “Ordinary Shares”. All references to “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall be amended such that they refer to Company Ordinary Shares in the form of Company ADSs after the Company Ordinary Shares have been deposited into the ADS Facility in connection with the Mergers or, if at the time of exercise the Company no longer uses the ADS Facility, Company Ordinary Shares.

2.5	References to Business Combination. All references to “Business Combination” in the Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Merger Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Warrant Agreement (including all Exhibits thereto) shall be references to the closing of the transactions contemplated by the Merger Agreement.

2.6	Warrant Agent. All references to “Warrant Agent” and “Transfer Agent” in the Warrant Agreement (including all Exhibits thereto) shall be references to the Successor Warrant Agent hereunder.

2.7	Notices. Section 9.2 of the Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Lotus Technology Inc.

No. 800 Century Avenue

Pudong District

Shanghai 200120, People’s Republic of China

Attention: Chief Financial Officer

E-mail: Alexious.Lee@lotuscars.com.cn

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

30/F, China World Office 2

No. 1, Jian Guo Men Wai Avenue

Beijing 100004, China

Attn: Peter X. Huang

Email: peter.huang@skadden.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Reorg Department

Email: ReorgWarrants@equiniti.com

3.	Fees.

The Company shall pay the Successor Warrant Agent for its services related to its appointment and role as warrant agent of the Company, specifically:

1. A monthly administrative fee of US$950
2. A warrant exercise fee of US$40 incurred per exercise of the warrant
3. A one-time successor warrant agent appointment fee of US$4,000

All Fees payable shall be in US Dollars, and without deduction or withholding on account of, taxes of any kind and without any set-off or counterclaim whatsoever. The Company is obliged to pay all such taxes and complete all tax filings and compliance obligations with the relevant tax authorities in connection with the services provided under this agreement (including but not limited to, value-added tax, withholding tax, goods and services tax, business tax or other similar taxes). The Company shall make such payment in full to the Successor Warrant Agent no less than 30 business days after receiving the payment invoice.

4.	Miscellaneous Provisions.

4.1	Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be expressly subject to the occurrence of and only become effective upon the Closing. In the event that the Merger Agreement is terminated for any reason in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4.2	Miscellaneous. Except as expressly provided in this Agreement, all of the terms and provisions in the Warrant Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Warrant Agreement in the Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant Agreement as the case may be, as amended by this Agreement (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Agreement shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Warrant Agreement, as it applies to the amendments to the Warrant Agreement herein, including without limitation Section 9 of the Warrant Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

L CATTERTON ASIA ACQUISITION CORP, as SPAC

By:	/s/ Chinta Bhagat
Name: Chinta Bhagat
Title: co-Chief Executive Officer and Director

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LOTUS TECHNOLOGY INC., as the Company

By:	/s/ Qingfeng Feng
Name: Qingfeng Feng
Title: Director and Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Predecessor Warrant Agent

By:	/s/ Keri-Ann Cuadros
Name: Keri-Ann Cuadros
Title: Vice President ana Account Manager

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EQUINITI TRUST COMPANY, LLC, as Successor Warrant Agent

By:	/s/ Michael Legregin
Name: Michael Legregin
Title: Senior Vice President, Corporate Actions Relationship Management & Operations

[Signature Page to Assignment, Assumption and Amendment Agreement]